Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-87754; 33-20027; 33-28609; 33-45453; 33-48239; 33-55814; 33-61441; 333-08721; 333-61163; 333-66891; 333-86863; 333-86869; 333-53104; 333-72904; 333-102503; 333-103468; 333-104955; 333-118761; 333-126788 and 333-146464) and on Form S-3 (File Nos. 333-34674; 333-147853; 333-150538; and 333-150653) of Legg Mason, Inc. and its subsidiaries of our report dated May 29, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for convertible debt instruments and noncontrolling interests discussed in Note 1, as to which the date is August 5, 2009,  relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K of Legg Mason, Inc. and its subsidiaries dated August 5, 2009.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
August 5, 2009